EX 99.(m)(1)
AMENDED AND RESTATED PLAN OF DISTRIBUTION
PURSUANT TO RULE 12B-1
     WHEREAS, each registered investment company, as set forth on Schedule A, as it may be supplemented from time to time (each a “Fund” and collectively the “Funds”), engages or intends to engage in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the “Act”); and
     WHEREAS, each Fund desires to adopt a Plan of Distribution pursuant to Rule 12b-1 under the Act, and the Trustees/Directors have determined that there is a reasonable likelihood that adoption of the Plan of Distribution will benefit such Fund and its shareholders; and
     WHEREAS, each Fund and Morgan Stanley Distributors Inc. or its predecessors, as the case may be (the “Distributor”), have entered into a Distribution Agreement (the “Distribution Agreement”) pursuant to which the Fund employs the Distributor in such capacity during the continuous offering of shares of the Fund; and
     WHEREAS, each Fund included on Schedule A as of the date hereof (a “Current Fund”) has adopted, and the Distributor has agreed to the terms of, a Plan of Distribution effective as of a date set forth on Schedule A; and
     WHEREAS, this Amended and Restated Plan of Distribution pursuant to Rule 12b-1 amends and restates, in its entirety, each Current Fund’s 12b-1 Plan to reflect the current parties to such plans, to convert the Class B 12b-1 Plan from a compensation plan to a reimbursement plan and to make such other ministerial changes designed to facilitate the administration of this Plan; and
     WHEREAS, this Amended and Restated Plan of Distribution pursuant to Rule 12b-1 is intended to serve as the 12b-1 plan for each Fund included on Schedule A, subsequent to the date hereof (and Schedules B and C will be amended, if necessary, to add a Fund when such Fund is first included on Schedule A).
     NOW, THEREFORE, each Fund hereby adopts, and the Distributor hereby agrees to the terms of, this Amended and Restated Plan of Distribution (the “Plan”) in accordance with Rule 12b-1 under the Act on the following terms and conditions with respect to the applicable Class A, Class B and Class C shares of each Fund:
     1. The Distributor hereby undertakes to directly bear all costs of rendering the services to be performed by it under this Plan and under the Distribution Agreement, except for those specific expenses that the Trustees/Directors determine to reimburse as hereinafter set forth.
     2. (a) Each Fund is hereby authorized to reimburse the Distributor, Morgan Stanley DW Inc. (“Morgan Stanley DW”), its affiliates and other broker-dealers for distribution-related expenses incurred by them specifically on behalf of Class A and Class C shares of the

Fund, including personal services to shareholders with respect to their holdings of Fund shares. Reimbursement will be made through payments at the end of each month. For each Fund, the amount of each monthly payment may in no event exceed an amount equal to a payment at the annual rate of 0.25% of the average daily net assets of Class A, and except with respect to the Funds and the corresponding monthly payments set forth on Schedule B hereof, the amount of each monthly payment may in no event exceed an amount equal to payment at the annual rate of 1.0% of the average daily net assets of Class C. With respect to Class A, in the case of all expenses other than expenses representing the service fee and, with respect to Class C, in the case of all expenses other than expenses representing a gross sales credit or a residual to financial advisors, such amounts shall be determined at the beginning of each calendar quarter by the Trustees/Directors, including a majority of the Trustees/Directors who are not “interested persons” of the Funds, as defined in the Act. Expenses representing the service fee (for Class A) or a gross sales credit or a residual to financial advisors (for Class C) may be reimbursed without prior Board determination. In the event that the Distributor proposes that monies shall be reimbursed for other than such expenses, then in making the quarterly determinations of the amounts that may be expended by each Fund, the Distributor shall provide, and the Trustees/Directors shall review, a quarterly budget of projected distribution expenses to be incurred by the Distributor, Morgan Stanley DW, its affiliates or other broker-dealers on behalf of each Fund together with a report explaining the purposes and anticipated benefits of incurring such expenses. The Trustees/Directors shall determine the particular expenses, and the portion thereof that may be borne by each Fund, and in making such determination shall consider the scope of the Distributor’s commitment to promoting the distribution of each Fund’s Class A and Class C shares directly or through Morgan Stanley DW, its affiliates or other broker-dealers.
     (b) If, as of the end of any calendar year, the Actual Distribution Expenses, as defined in paragraph 5 hereof, incurred by the Distributor, Morgan Stanley DW, its affiliates and other broker-dealers on behalf of Class A or Class C shares, respectively, of each Fund (including accrued expenses and amounts reserved for incentive compensation and bonuses) are less than the amount of payments made by such Class pursuant to this Plan, the Distributor shall promptly make appropriate reimbursement to the appropriate Class. If, however, as of the end of any calendar year, the Actual Distribution Expenses (other than expenses representing a gross sales credit) of the Distributor, Morgan Stanley DW, its affiliates and other broker-dealers, incurred on behalf of Class A or Class C Shares, of the Fund are greater than the amount of payments made by Class A or Class C shares of each Fund pursuant to this Plan, such Class will not reimburse the Distributor, Morgan Stanley DW, its affiliates or other broker-dealers for such expenses through payments accrued pursuant to this Plan in the subsequent fiscal year. Expenses representing a gross sales credit may be reimbursed in the subsequent calendar year.
     3. Each Fund is hereby authorized to reimburse the Distributor, Morgan Stanley DW, its affiliates and other broker-dealers for their (i) Actual Distribution Expenses incurred on behalf of Class B Shares of the Fund, and (ii) prior Unreimbursed Distribution Expenses, as defined in paragraph 5 hereof.

     Except with respect to the Funds and the corresponding monthly payments set forth on Schedule C, the amount of each monthly payment may, in no event, exceed an amount equal to payment at the annual rate of 1.00% of the average daily net assets of Class B.
     4. The Distributor may direct that all or any part of the amounts receivable by it under this Plan be paid directly to Morgan Stanley DW, its affiliates or other broker-dealers who provide distribution and shareholder services. All payments made hereunder pursuant to the Plan shall be in accordance with the terms and limitations of the Rules of the National Association of Securities Dealers, Inc.
     5. “Actual Distribution Expenses” are amounts spent by the Distributor, Morgan Stanley DW or its affiliates and other broker-dealers on any activities or expenses related to the distribution of each Fund’s shares or services to shareholders, including, but not limited to: compensation to, and expenses of, financial advisors or other employees of the Distributor, Morgan Stanley DW, its affiliates or other broker-dealers; overhead and other branch office distribution-related expenses and telephone expenses of persons who engage in or support distribution of shares or who provide personal services to shareholders; printing of prospectuses and reports for other than existing shareholders; preparation, printing and distribution of sales literature and advertising materials and, with respect to Class B, opportunity costs in incurring the foregoing expenses (which may be calculated as a carrying charge on the amount of Unreimbursed Distribution Expenses, as of the date of calculation.) The overhead and other branch office distribution-related expenses referred to in this paragraph 5 may include: (a) the expenses of operating the branch offices of the Distributor or other broker-dealers, including Morgan Stanley DW, in connection with the sale of Fund shares, including lease costs, the salaries and employee benefits of operations and sales support personnel, utility costs, communications costs and the costs of stationery and supplies; (b) the costs of client sales seminars; (c) travel expenses of mutual fund sales coordinators to promote the sale of Fund shares; and (d) other expenses relating to branch promotion of Fund sales.
     “Unreimbursed Distribution Expenses” are an amount equal to the excess of Actual Distribution Expenses over the total of (i) payments received pursuant to the Plan, plus (ii) the proceeds of contingent deferred sales charges received. Unreimbursed Distribution Expenses may also include the unreimbursed distribution expenses of an investment company whose assets are acquired by the Fund in a tax free reorganization (“Acquired Company Expenses”), except that, with respect to the Funds listed on Schedule D, Acquired Company Expenses may be included only to the extent that Unreimbursed Distribution Expenses as a percentage of the Acquiring Fund’s assets will not be materially increased thereby.
     6. It is contemplated that, with respect to Class A shares, the entire fee set forth in paragraph 2(a) will be characterized as a service fee within the meaning of the National Association of Securities Dealers, Inc. guidelines and that, with respect to Class B and Class C shares, payments at the annual rate of 0.25% will be so characterized except as otherwise specified on Schedule E hereof.

     7. For each Fund this Plan shall not take effect with respect to any particular Class until it has been approved, together with any related agreements, by votes of a majority of the Board of Trustees/Directors of each Fund and of the Trustees/Directors who are not “interested persons” of such Fund (as defined in the Act) and have no direct financial interest in the operation of this Plan or any agreements related to it (the “Rule 12b-1 Trustees”), cast in person at a meeting (or meetings) called for the purpose of voting on this Plan and such related agreements.
     8. For each Fund this Plan shall continue in effect with respect to each Class for a period of one year from the effective date hereof (or in the case of any Fund added to Schedule A of this Agreement after the date hereof, for an initial period of one year from the date that such Fund is added), and from year to year thereafter, provided such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 7 hereof.
     9. The Distributor shall provide to the Trustees/Directors of the Fund and the Trustees/Directors shall review, at least quarterly, for each Fund a written report of the amounts so expended and the purposes for which such expenditures were made. In this regard, the Trustees/Directors shall request the Distributor to specify such items of expenses as the Trustees/Directors deem appropriate. The Trustees/Directors shall consider such items as they deem relevant in making the determinations required by paragraph 8 hereof.
     10. For each Fund this Plan may be terminated at any time with respect to a Class by vote of a majority of the Rule 12b-1 Trustees, or by vote of a majority of the outstanding voting securities of the Fund. The Plan may remain in effect with the respect to a particular Class even if the Plan has been terminated in accordance with this paragraph 10 with respect to any other Class. In the event of any such termination or in the event of nonrenewal, the Fund shall have no obligation to pay Unreimbursed Distribution Expenses which have been incurred by the Distributor, Morgan Stanley DW, its affiliates or other broker-dealers. However, with respect to Class B, this shall not preclude consideration by the Trustees/Directors of the manner in which such Unreimbursed Distribution Expenses shall be treated.
     11. For each Fund this Plan may not be amended with respect to any Class to increase materially the amount each Class may spend for distribution provided in paragraphs 2 and 3 hereof unless such amendment is approved by a vote of at least a majority (as defined in the Act) of the outstanding voting securities of that Class, and no material amendment to the Plan shall be made unless approved in the manner provided for approval in paragraph 7 hereof. Class B shares will have the right to vote on any material increase in the fee set forth in paragraph 2(a) above affecting Class A shares.
     12. While this Plan is in effect, the selection and nomination of Trustees/Directors who are not interested persons (as defined in the Act) of the Funds shall be committed to the discretion of the Trustees who are not interested persons.

     13. Each Fund shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 9 hereof, for a period of not less than six years from the date of this Plan, any such agreement or any such report, as the case may be, the first two years in an easily accessible place.
     14. The Declaration of Trust together with all amendments thereto establishing each Fund identified on Schedule A as a Massachusetts business trust (the “Declaration”), is on file in the office of the Secretary of the Commonwealth of Massachusetts, and provides that the name of such Funds refers to the Trustees under the Declaration collectively as Trustees but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of such Fund shall be held to any personal liability, nor shall resort be had to their private property for this satisfaction of any obligation or claim or otherwise, in connection with the affairs of such Funds, but the Trust Estate only shall be liable.
     IN WITNESS WHEREOF, the Funds and the Distributor have executed this Plan of Distribution as of the day and year set forth below in New York, New York.
Dated: May 1, 2004

Attest:	On behalf of each Fund as set forth on Schedule A

/s/ Marilyn Cranney	By:	/s/ Barry Fink

Marilyn Cranney		Barry Fink
Assistant Secretary		Vice President

Attest:	MORGAN STANLEY DISTRIBUTORS INC.

/s/ Ronald E. Robison	By:	/s/ John B. Kemp III

Ronald E. Robison		John B. Kemp III
Managing Director		President

SCHEDULE A
ADOPTING FUNDS
     All of the Funds referenced below are organized as Massachusetts business trusts unless otherwise indicated.

EQUITY, BALANCED AND ASSET ALLOCATION FUNDS	EFFECTIVE DATE OF PLAN AND AMENDMENTS THERETO

Morgan Stanley Capital Opportunities Trust	11/30/95, as amended on 7/28/97

Morgan Stanley European Equity Fund Inc. (Maryland corporation)	3/22/90, as amended on 1/4/93, 4/28/93, 10/26/95, 7/28/97

Morgan Stanley Focus Growth Fund	4/30/84, as amended on 4/30/87, 1/4/93, 4/28/93, 10/26/95, 7/28/97

Morgan Stanley Fund of Funds	7/28/97

Morgan Stanley Global Infrastructure Fund	3/2/88, as amended on 1/4/93, 4/28/93, 10/26/95, 7/28/97

Morgan Stanley Global Strategist Fund	8/26/88, as amended on 7/27/89, 1/4/93, 4/28/93, 12/19/95, 7/28/97

Morgan Stanley International Fund	5/4/99

Morgan Stanley International Value Equity Fund	2/14/01

Morgan Stanley Mid Cap Growth Fund	3/1/83, as amended on 1/4/93, 4/28/93, 10/26/95, 7/28/97

Morgan Stanley Real Estate Fund	2/9/99

Morgan Stanley Special Growth Fund	7/13/93, as amended on 10/26/95, 7/28/97

EQUITY, BALANCED AND ASSET ALLOCATION FUNDS	EFFECTIVE DATE OF PLAN AND AMENDMENTS THERETO

TAXABLE AND TAX-EXEMPT FIXED-INCOME FUNDS	EFFECTIVE DATE OF PLAN AND AMENDMENTS THERETO

Morgan Stanley Flexible Income Trust	4/8/92, as amended on 1/4/93, 4/28/93, 10/26/95, 7/28/97

Morgan Stanley Mortgage Securities Trust	1/22/87, as amended on 1/4/93, 4/28/93, 10/26/95, 7/28/97

Morgan Stanley U.S. Government Securities Trust	5/1/84, 4/29/88, 1/4/93, 4/28/93, 10/26/95, 7/28/97

SCHEDULE B
CLASS C FEES
     (a) For the following Fund, the amount of each monthly payment may in no event exceed an amount equal to payment at the annual rate of 0.85% of the average daily net assets of Class C during the month:
Morgan Stanley Flexible Income Trust
Morgan Stanley Mortgage Securities Trust
     (b) For the following Fund, the amount of each monthly payment may in no event exceed an amount equal to payment at the annual rate of 0.75% of the average daily net assets of Class C during the month:
Morgan Stanley U.S. Government Securities Trust

SCHEDULE C
CLASS B FEES
     (a) For each of the following Funds, the amount of each monthly payment may in no event exceed an amount equal to payment at the rate of the lesser of (i) 1.0% per annum of the average daily aggregate sales of the Fund’s Class B shares since the Fund’s inception (not including reinvestment of dividends and capital gains distributions from the Fund) less the average daily aggregate net asset value of the Fund’s Class B shares redeemed since the Fund’s inception upon which a contingent deferred sales charge has been imposed or upon which such charge has been waived, or (ii) 1.0% per annum of the average daily net assets of Class B:
Morgan Stanley Capital Opportunities Trust
Morgan Stanley European Equity Fund Inc.
Morgan Stanley Global Infrastructure Fund
Morgan Stanley Mid Cap Growth Fund
Morgan Stanley Special Growth Fund
     (b) For the following Fund, the amount of each monthly payment may in no event exceed an amount equal to payment at the rate of the lesser of (i) 1.0% per annum of the average daily aggregate sales of the Fund’s Class B shares since the inception of the Plan (not including reinvestment of dividends and capital gains distributions from the Fund) less the average daily aggregate net asset value of the Fund’s Class B shares redeemed since the inception of the Plan upon which a contingent deferred sales charges has been imposed or upon which such charge has been waived, or (ii) 1.0% per annum of the average daily net assets of Class B attributable to shares issued since the inception of the Plan:
Morgan Stanley Focus Growth Fund
     (c) For the following Fund, the amount of each monthly payment may in no event exceed an amount equal to payment at the rate of (i) the lesser of (a) 1.0% per annum of the average daily aggregate sales of the Fund’s Class B shares since the effectiveness of the Fund’s first amendment of the Plan on November 8, 1989 (not including reinvestment of dividends and capital gains distributions from the Fund) less the average daily aggregate net asset value of the Fund’s Class B shares redeemed since the effectiveness of the first amendment of the Plan upon which a contingent deferred sales charges has been imposed or upon which such charge has been waived, or (b) 1.0% per annum of the average daily net assets of Class B attributable to shares issued since the effectiveness of the first amendment of the Plan, and (ii) 0.25% of the Fund’s average daily net assets attributable to shares issued prior to the effectiveness of the first amendment of the Plan:
Morgan Stanley Global Strategist Fund

     (d) For the following Fund, the amount of each monthly payment may in no event exceed an amount equal to payment at the rate of the lesser of (i) 0.85% per annum of the average daily aggregate sales of the Fund’s Class B shares since the Fund’s inception (not including reinvestment of dividends and capital gains distributions from the Fund) less the average daily aggregate net asset value of the Fund’s Class B shares redeemed since the Fund’s inception upon which a contingent deferred sales charge has been imposed or upon which such charge has been waived, or (ii) 0.85% per annum of the average daily net assets of Class B:
Morgan Stanley Flexible Income Trust
Morgan Stanley Mortgage Securities Trust
     (e) For the following Fund, the amount of each monthly payment may in no event exceed an amount equal to payment at the rate of the lesser of (i) 0.75% (0.65% on amounts over $10 billion) per annum of the average daily aggregate sales of the Fund’s Class B shares since the Fund’s inception (not including reinvestment of dividends and capital gains distributions from the Fund) less the average daily aggregate net asset value of the Fund’s Class B shares redeemed since the Fund’s inception upon which a contingent deferred sales charge has been imposed or upon which such charge has been waived, or (ii) 0.75% (0.65% on amounts over $10 billion) per annum of the average daily net assets of Class B.
Morgan Stanley U.S. Government Securities Trust

SCHEDULE D
FUNDS THAT INCLUDE ACQUIRED COMPANY EXPENSES (CLASSES B AND C)
     For each of the following Funds, Acquired Company Expenses may be included as Unreimbursed Distribution Expenses of the Acquiring Fund only to the extent that the Unreimbursed Distribution Expenses as a percentage of the Acquiring Fund’s assets will not be materially increased thereby:
Morgan Stanley Capital Opportunities Trust
Morgan Stanley European Equity Fund Inc.
Morgan Stanley Flexible Income Trust
Morgan Stanley Focus Growth Fund
Morgan Stanley Global Infrastructure Fund
Morgan Stanley Mid Cap Growth Fund
Morgan Stanley Mortgage Securities Trust
Morgan Stanley Special Growth Fund
Morgan Stanley U.S. Government Securities Trust

SCHEDULE E
FUNDS THAT HAVE A SERVICE FEE OF LESS THAN 0.25%
     (a) For each of the following Funds, it is contemplated that payments at the annual rate of 0.20% of the average daily net assets of Class B shall be characterized as a service fee for purposes of paragraph 6 of this Plan:
Morgan Stanley Flexible Income Trust
Morgan Stanley Mortgage Securities Trust
Morgan Stanley U.S. Government Securities Trust